Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of AIR Global PLC of our report dated March 27, 2026 relating to the financial statements of AIR Global PLC (formerly “AIR Holdings Limited”), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Limited Partnership Dubai Branch

Dubai, United Arab Emirates

August 28, 2026